SECOND AMENDMENT TO THE

AMENDED AND RESTATED FUND ACCOUNTING SERVICING AGREEMENT

THIS SECOND AMENDMENT, effective as of November 12, 2020, to the Amended and Restated Fund Accounting Servicing Agreement, dated as of June 30, 2019, as amended (the “Agreement”), is entered into by and between THE RBB FUND, INC., a Maryland corporation, (the “Company”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend the series of the Company to add new Funds; and

WHEREAS, Section 13 of the Agreement provides that the Agreement may be amended by written agreement executed by both parties, and authorized or approved by the Board of Directors of the Company.

NOW, THEREFORE, the parties agree to amend and restate Exhibit A of the Agreement for the purposes of adding

ACMAF Master Offshore Limited

ACMAF Offshore SPC - Segregated Portfolio 1

ACMAF Offshore SPC - Segregated Portfolio 2

ACMAF Offshore SPC - Segregated Portfolio 3

ACMAF Offshore SPC - Segregated Portfolio 4

ACMAF Offshore SPC - Segregated Portfolio 5

ACMAF Offshore SPC - Segregated Portfolio 6

to the Agreement and deleting Funds that have been liquidated. Exhibit A of the Agreement is hereby replaced with the First Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE RBB FUND, INC.		U.S. BANCORP FUND SERVICES, LLC

By:		By:

Printed Name:	Salvatore Faia	Printed Name:
Title:	President	Title:

Second Amended Exhibit A to the Amended and Restated Fund Accounting Servicing Agreement

The separate Mutual Fund Series and ETF Series of the RBB Fund, Inc. and Certain Related Entities

Abbey Capital Futures Strategy Fund

Abbey Capital Onshore Series LLC

Abbey Capital Master Offshore Fund Limited

Abbey Capital Offshore Fund SPC

Abbey Capital Multi Asset Fund

Adara Smaller Companies Fund

Aquarius International Fund

Bogle Investment Management Small Cap Growth Fund

Boston Partners Small Cap Value Fund II

Boston Partners All-Cap Value Fund

Boston Partners Long/Short Equity Fund

Boston Partners Long/Short Research Fund

WPG Partners Small/Micro Cap Value Fund

Boston Partners Global Equity Fund

Boston Partners Global Long/Short Fund

Boston Partners Emerging Markets Dynamic Equity Fund

Boston Partners Emerging Markets Long/Short Offshore Fund Ltd.

Boston Partners Emerging Markets Fund

Boston Partners Global Equity Advantage Fund

Campbell Systematic Macro Fund

Campbell Systematic Macro Offshore Limited

Campbell Advantage Fund

Campbell Advantage Offshore Limited

Free Market Fixed Income Fund

Free Market International Equity Fund

Free Market US Equity Fund

MATSON MONEY U.S. EQUITY VI PORTFOLIO

MATSON MONEY INTERNATIONAL EQUITY VI PORTFOLIO

MATSON MONEY FIXED INCOME VI PORTFOLIO

SGI Global Equity Fund

SGI U.S. Small Cap Equity Fund

SGI U.S. Large Cap Equity Fund

SGI U.S. Large Cap Equity VI Portfolio

SGI Conservative Fund

SGI Peak Growth Fund

SGI Prudent Growth Fund

MFAM Global Opportunities Fund

MFAM Mid Cap Growth Fund

MFAM Small-Cap Growth ETF

Motley Fool 100 Index ETF

Orinda Income Opportunities Fund

ACMAF Master Offshore Limited

ACMAF Offshore SPC - Segregated Portfolio 1

ACMAF Offshore SPC - Segregated Portfolio 2

ACMAF Offshore SPC - Segregated Portfolio 3

ACMAF Offshore SPC - Segregated Portfolio 4

ACMAF Offshore SPC - Segregated Portfolio 5

ACMAF Offshore SPC - Segregated Portfolio 6